EXHIBIT 99.1

Investor Relations Contact:	Media Relations Contact:
Dave Spille	Ivy Eckerman
webMethods, Inc.	webMethods, Inc.
(703) 460-5972	(703) 251-7153
dspille@webMethods.com	ieckerman@webMethods.com

WEBMETHODS ANNOUNCES PRELIMINARY FOURTH QUARTER RESULTS

FAIRFAX, Va. – April 3, 2003 – webMethods, Inc. (Nasdaq: WEBM), the leading independent provider of integration software, today announced preliminary results for its fiscal fourth quarter ended March 31, 2003. webMethods expects to report quarterly total revenue for its fiscal fourth quarter in the range of $48.5 million to $49 million and total revenue for fiscal year 2003 of approximately $196 million.

For the fiscal fourth quarter, under U.S. generally accepted accounting principles (GAAP), the company expects to report earnings per share of breakeven to $0.01 per share. Excluding amortization of stock compensation and warrant charges of approximately $960,000 and including a pro forma effective tax rate of 35%, the company expects to report pro forma earnings per share of $0.01 to $0.02 per share for the fiscal fourth quarter. The company’s management believes the pro forma earnings per share information provides greater comparability of webMethods’ financial results to those of other enterprise software companies and financial models and expectations of securities analysts.

“The economic uncertainties in the March quarter made selling enterprise software more difficult and prompted some customers to delay or reduce the size of their purchases; however, while our revenue figure was a little shy of the lower end of the guidance we gave in our last earnings conference call, our EPS was within the guidance range.” said Phillip Merrick, chairman and CEO, webMethods, Inc. “Despite the challenging economy, we are one of a few enterprise software companies that maintained its total revenue during their most recently completed fiscal year. We continue to make great strides in terms of our leadership position in the market, as demonstrated by our market share gains and reported license revenue figures, and we are fortunate that integration software remains a spending priority for CIO’s.”

Additional March 31, 2003 Quarterly Financial Highlights

•	Cash and marketable securities at March 31, 2003 are expected to remain relatively flat at $200 million to $201 million.

•	License revenue is expected to be approximately $28 million in the fiscal fourth quarter.

•	International revenue in the fiscal fourth quarter is expected to be approximately 35% of total revenue.

•	No single customer represented 10% or more of total or license revenue in the fiscal fourth quarter.

EXHIBIT 99.1

Conference Call Information

webMethods will host a conference call to further discuss its fiscal fourth quarter preliminary financial results at 8:30 a.m. Eastern Time on Thursday, April 3, 2003. The conference call will be available via webcast at http://ir.webmethods.com, and a replay will be available through April 7, 2003.

About webMethods, Inc.

As the leading independent provider of integration software, webMethods, Inc. (Nasdaq: WEBM — news) delivers the industry’s most comprehensive platform for enterprise-wide integration, including complete support for Enterprise Web Services. The webMethods Integration Platform allows customers to achieve quantifiable R.O.I. by linking business processes, enterprise and legacy applications, databases, Web services and workflows both within and across enterprises. Through this seamless flow of information, companies can reduce costs, create new revenue opportunities, strengthen relationships with customers, substantially increase supply chain efficiencies and streamline internal business processes.

Founded in 1996, webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe and Asia Pacific. webMethods has more than 900 customers worldwide including Global 2000 leaders such as Bank of America, Citibank, Dell, Eastman Chemical, The Ford Motor Company, Grainger, and Motorola. webMethods’ strategic partners include Accenture, AMS, BearingPoint, BMC Software, BroadVision, Cap Gemini Ernst & Young, CSC, Deloitte Consulting, EDS, HP, i2 Technologies, J.D. Edwards, SAP AG, Siebel Systems and TCS. More information about the company can be found at http://www.webMethods.com.

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webMethods is a registered trademark of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release contains various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2002 and in the Management’s Discussion and Analysis section of webMethods’ Forms 10-Q for the quarters ended June 30, 2002, September 30, 2002 and December 31, 2002, all of which are on file with the U.S. Securities and Exchange Commission. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.